EXHIBIT 10.1

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

This First Amendment to Asset Purchase Agreement (the “First Amendment”) is made as of this 5th day of October 2012 by and among RadioLoyalty, Inc., a California corporation (the “Seller”), Lux Digital Pictures, Inc., a Wyoming corporation (the “Buyer” or “Company”), and StreamTrack Media, Inc., a California corporation (“Buyer’s Subsidiary”), with respect to the following facts:

RECITALS

A.
Seller, Buyer, and Buyer’s Subsidiary have entered into that certain Asset Purchase Agreement, dated as of August 31, 2012 (the “Agreement”).  Seller, Buyer, and Buyer’s Subsidiary, in accordance with Section 15 of the Agreement, desire to amend the Agreement pursuant to this First Amendment.

B.	The terms used in this First Amendment will have the meanings ascribed to them in the Agreement unless otherwise defined herein.

NOW, THEREFORE, for one dollar and other good and valuable consideration, THE PARTIES HERETO AGREE AS FOLLOWS:

1.	Amendment.

Section 1.2 of the Agreement is hereby amended and restated as follows:

“Upon the terms and conditions set forth in this Agreement, in consideration for the sale, assignment, and transfer of the Acquired Assets to the Buyer’s Subsidiary, the Buyer will, after the Closing issue the following number of shares of Buyer’s common stock (the “Shares”) to Seller (the “Purchase Price”): (1) 180,000,000 Shares on or before October 31, 2012 and (2) within twenty (20) business days after the recording of Amended and Restated Articles of Incorporation by the Buyer with the Wyoming Secretary of State that effect a reverse split of the Buyer’s issued and outstanding common stock, issue to Seller a number of Shares such that on the date of the issuance of such Shares (the “Share Issuance Date”), the Seller and its affiliates will own a number of shares of the Buyer’s common stock equal to the quotient derived by dividing 14,500,000 by the average closing bid price of the Company’s common stock quoted on the public securities trading market on which the Company’s common stock is then traded with the highest daily trading volume (as measured during the preceding 90 days), over the fifteen (15) consecutive trading days immediately following the effective date of the reverse stock split, including and taking into account all other shares of the Buyer’s common stock already owned by the Seller and its affiliates on the Share Issuance Date.

The Certificate of Obligation to Issue Shares (Exhibit B to the Agreement) is hereby amended and restated as follows:

“Lux Digital Pictures, Inc., a Wyoming corporation (“Buyer”) hereby covenants to issue to RadioLoyalty, Inc., a California corporation (“Seller”), after the Closing of the Asset Purchase Agreement, dated August 31, 2012, by and among Buyer, Seller, and StreamTrack Media, Inc., a California corporation (“Buyer’s Subsidiary”), the following number of shares of Buyer’s common stock (the “Shares”) to Seller: (1) 180,000,000 Shares on or before October 31, 2012 and (2) within twenty (20) business days after the recording of Amended and Restated Articles of Incorporation by the Buyer with the Wyoming Secretary of State that effect a reverse split of the Buyer’s issued and outstanding common stock, issue to Seller a number of Shares such that on the date of the issuance of such Shares (the “Share Issuance Date”), the Seller and its affiliates will own a number of shares of the Buyer’s common stock equal to the quotient derived by dividing 14,500,000 by the average closing bid price of the Company’s common stock quoted on the public securities trading market on which the Company’s common stock is then traded with the highest daily trading volume (as measured during the preceding 90 days), over the fifteen (15) consecutive trading days immediately following the effective date of the reverse stock split, including and taking into account all other shares of the Buyer’s common stock already owned by the Seller and its affiliates on the Share Issuance Date.

2.	Effect of First Amendment.

The Agreement will remain in full force and effect except as specifically modified by this First Amendment.  In the event of any conflict between the First Amendment and the Agreement, the terms of this First Amendment will govern.

3.	Counterparts.

This First Amendment may be executed simultaneously in any number of counterparts, each of which counterparts will be deemed to be an original and such counterparts will constitute but one and the same instrument.

IN WITNESS WHEREOF, this First Amendment is executed as of the date first above written.

Seller:	RadioLoyalty, Inc.
a California corporation

	By:	/s/ Aaron Gravitz, Chief Executive Officer
Aaron Gravitz, Chief Executive Officer

Buyer:	Lux Digital Pictures, Inc.
a Wyoming corporation

	By:	/s/ Michael Hill, Chief Executive Officer
Michael Hill, Chief Executive Officer

Buyer’s Subsidiary:	StreamTrack Media, Inc.
a California corporation

	By:	/s/ Aaron Gravitz, Chief Executive Officer
Aaron Gravitz, Chief Executive Officer